Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(326,920)
Unrealized Gain (Loss) on Market Value of Futures	(176,770)
Interest Income	1,933
ETF Transaction Fees	1,000
Total Income (Loss)	$(500,757)

Expenses
Investment Advisory Fee	$3,299
Audit & K-1 Tax Expense	8,525
Brokerage Commissions	497
NYMEX License Fee	142
Non-interested Directors' Fees and Expenses	45
Total Expenses	12,508
Audit & K-1 Tax Expense Waiver	(7,700)
Net Expenses	$4,808
Net Gain (Loss)	$(505,565)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/09	$6,247,578
Additions (100,000 Units)	2,964,393
Net Gain (Loss)	(505,565)

Net Asset Value End of Period	$8,706,406
Net Asset Value Per Unit (300,000 Units)	$29.02

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2009 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502